                                                                    EXHIBIT 99.3


                      FEDERAL DEPOSIT INSURANCE CORPORATION
                              Washington, DC 20429


                                    FORM 10-Q


            [X] Quarterly Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                  For the quarterly period ended March 31, 2001

            [ ] Transition Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934
                  For the transition period from _____ to _____

                           FDIC Certificate No. 23288



                              LAWRENCE SAVINGS BANK
             (Exact name of registrant as specified in its Charter)


         MASSACHUSETTS                                          04-1528790
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                           Identification Number)

30 MASSACHUSETTS AVENUE, NORTH ANDOVER, MA                        01845
 (Address of principal executive offices)                       (Zip Code)



                                 (978) 725-7500
              (Registrant's telephone number, including area code)



         Indicated by check mark whether the registrant (1) has filed all reports required to be filed by section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such report), and (2) has been subject to such filing requirements for the past 90 days.

                       Yes   X                   No
                           -----                    -----

         Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date.

Class                                                 Outstanding as of March 31, 2001
-----                                                 --------------------------------
Common Stock, par value $.10 per share                        4,371,500 shares

                         PART 1 - FINANCIAL INFORMATION

ITEM 1.  FINANCIAL STATEMENTS

                     LAWRENCE SAVINGS BANK AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)

                                                                    March 31,          December 31,
                                                                       2001                2000
                                                                       ----                ----
                                                                           (In Thousands)
                                     ASSETS
Assets:
  Cash and due from banks                                           $   9,795           $   7,086
  Federal funds sold                                                   17,296              15,427
                                                                    ---------           ---------
    Total cash and cash equivalents                                    27,091              22,513

  Investment securities held to maturity (market value
    of $145,238 in 2001 and $118,393 in 2000)                         143,277             117,806
  Investment securities available for sale (amortized cost
    of $25,820 in 2001 and $32,840 in 2000                             26,288              33,027
  Federal Home Loan Bank stock, at cost                                 5,950               5,950
  Loans, net of allowance for loan losses (Notes 2 and 6)             216,640             218,360
  Bank premises and equipment                                           3,357               3,337
  Accrued interest receivable                                           2,703               2,969
  Other real estate owned                                                  29                  32
  Deferred income tax asset                                             6,984               7,511
  Other assets                                                          1,489               1,585
                                                                    ---------           ---------
    Total assets                                                    $ 433,808           $ 413,090
                                                                    =========           =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
  Interest bearing deposits (Note 3)                                $ 270,581           $ 259,325
  Non-interest bearing deposits                                        10,410              11,223
  Federal Home Loan Bank advances                                      91,898              82,283
  Other borrowed funds                                                  3,704               3,878
  Advance payments by borrowers for taxes and insurance                   620                 513
  Other liabilities                                                     3,711               3,555
                                                                    ---------           ---------
    Total liabilities                                                 380,924             360,777
                                                                    ---------           ---------

Stockholders' equity:
  Preferred stock, $.10 par value per share;
    5,000,000 shares authorized, none issued                               --                  --
  Common stock, $.10 par value per share;
    20,000,000 shares authorized;
    4,371,500 and 4,364,800 shares issued and outstanding
    at March 31, 2001 and December 31, 2000, respectively                 437                 436
  Additional paid-in capital                                           57,740              57,711
  Accumulated deficit                                                  (5,602)             (5,956)
  Accumulated other comprehensive income                                  309                 122
                                                                    ---------           ---------
    Total stockholders' equity                                         52,884              52,313
                                                                    ---------           ---------
    Total liabilities and stockholders' equity                      $ 433,808           $ 413,090
                                                                    =========           =========

The accompanying notes are an integral part of these unaudited financial statements.

                     LAWRENCE SAVINGS BANK AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)

                                                                               Three months
                                                                                  ended
                                                                                 March 31,
                                                                    -----------------------------------
                                                                       2001                     2000
                                                                    ----------               ----------
                                                                   (In Thousands, except per share data)
Interest and dividend income:
Loans (Note 4)                                                      $    4,528               $    4,036
Investment securities held to maturity                                   2,042                    2,019
Investment securities available for sale                                   439                      829
Federal Home Loan Bank stock                                               106                      104
Other interest and dividend income                                         283                       27
                                                                    ----------               ----------
  Total interest and dividend income                                     7,398                    7,015
                                                                    ----------               ----------

Interest expense:
Deposits (Note 5)                                                        2,766                    2,211
Borrowed funds                                                           1,341                    1,115
Securities sold under agreements to repurchase and
  other borrowed funds                                                      89                      452
                                                                    ----------               ----------
  Total interest expense                                                 4,196                    3,778
                                                                    ----------               ----------
  Net interest income                                                    3,202                    3,237

Provision for loan losses                                                   --                       --
                                                                    ----------               ----------
  Net interest income after provision for loan losses                    3,202                    3,237
                                                                    ----------               ----------

Non-interest income:
Loan servicing fees                                                         58                       82
Deposit account fees                                                       132                      124
Gains on sales of mortgage loans                                             4                       10
Other income                                                                87                       72
                                                                    ----------               ----------
  Total non-interest income                                                281                      288
                                                                    ----------               ----------

Non-interest expense:
Salaries and employee benefits                                           1,295                    1,242
Occupancy and equipment expenses                                           214                      195
Professional expenses                                                      167                      123
Data processing expenses                                                   158                      155
Other expenses                                                             374                      413
                                                                    ----------               ----------
  Total non-interest expenses                                            2,208                    2,128
                                                                    ----------               ----------
  Income before income tax benefit                                       1,275                    1,397
Income tax expense                                                         484                      497
                                                                    ----------               ----------

Net income                                                          $      791               $      900
                                                                    ==========               ==========

Average shares outstanding                                           4,369,546                4,356,800
Average diluted shares outstanding                                   4,516,683                4,426,668
                                                                    ==========               ==========
Basic earnings per share                                            $     0.18               $     0.21
Diluted earnings per share                                          $     0.18               $     0.20
                                                                    ==========               ==========

The accompanying notes are an integral part of these unaudited financial statements.

                     LAWRENCE SAVINGS BANK AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                   (UNAUDITED)

                                                                                              Accumulated
                                                             Additional                          Other            Total
                                               Common          Paid-In      (Accumulated     Comprehensive    Stockholders'
                                                Stock          Capital        Deficit)       Income (Loss)       Equity
                                                -----          -------        --------       -------------       ------
                                                                            (In Thousands)
Balance at December 31, 1999                  $    436        $ 57,668        $ (9,145)        $   (551)        $ 48,408
Net income                                          --              --             900               --              900
Other comprehensive income:
   Unrealized loss on securities
   available for sale (tax effect $48)              --              --              --              (91)             (91)
                                                                                                                --------
     Total comprehensive income                                                                                      809
Dividends declared and paid
    ($0.05 per share)                               --              --            (218)              --             (218)
                                              --------        --------        --------         --------         --------
Balance at March 31, 2000                     $    436        $ 57,668        $ (8,463)        $   (642)        $ 48,999
                                              ========        ========        ========         ========         ========


Balance at December 31, 2000                  $    436        $ 57,711        $ (5,956)        $    122         $ 52,313
Net income                                          --              --             791               --              791
Other comprehensive income:
   Unrealized gain on securities
   available for sale (tax effect $94)              --              --              --              187              187
                                                                                                                --------
     Total comprehensive income                                                                                      978
Exercise of stock options                            1              29              --               --               30
Dividends declared and paid
    ($0.10 per share)                               --              --            (437)              --             (437)
                                              --------        --------        --------         --------         --------

Balance at March 31, 2001                     $    437        $ 57,740        $ (5,602)        $    309         $ 52,884
                                              ========        ========        ========         ========         ========

The accompanying notes are an integral part of these unaudited financial statements.

                     LAWRENCE SAVINGS BANK AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                                                Three months
                                                                                                    ended
                                                                                                  March 31,
                                                                                         ---------------------------
                                                                                            2001              2000
                                                                                         ---------         ---------
                                                                                                (In Thousands)
Cash flow from operating activities:
Net income                                                                               $     791         $     900
Adjustments to reconcile net income to net cash provided by operating activities:
Gains on sales of mortgage loans                                                                (4)              (10)
Depreciation and amortization of premises and equipment, investments and
  other assets                                                                                  25               191
Loans originated for sale                                                                   (1,006)             (421)
Proceeds from sales of mortgage loans and mortgage-backed securities                           411               431
Decrease (increase) in accrued interest receivable                                             266              (226)
Decrease in deferred income tax asset                                                          433               449
Decrease (increase) in other assets                                                             96               (13)
Increase in advance payments by borrowers                                                      107                84
Increase in other liabilities                                                                  156                29
                                                                                         ---------         ---------

Net cash provided by operating activities                                                    1,275             1,414
                                                                                         ---------         ---------
Cash flows from investing activities:
Proceeds from maturities of investment securities held to maturity                          84,872             2,308
Proceeds from sales of investment securities available for sale                              6,118                --
Purchases of investment securities held to maturity                                       (113,777)          (16,430)
Principal payments of securities held to maturity                                            3,497             2,372
Principal payments of securities available for sale                                            933               828
Decrease in loans, net                                                                       2,319             2,559
Proceeds from payments on OREO                                                                   3                 6
Purchases of Bank premises and equipment                                                      (139)              (99)
                                                                                         ---------         ---------

Net cash used in investing activities                                                      (16,174)           (8,456)
                                                                                         ---------         ---------
Cash flows from financing activities:
Net increase in deposits                                                                    10,443             3,377
Additions to Federal Home Loan Bank advances                                                10,000           354,000
Payments on Federal Home Loan Bank advances                                                   (385)         (357,688)
Increase in securities sold under agreement to repurchase                                       --            38,630
Decrease in other borrowed funds                                                              (174)          (31,228)
Dividends paid                                                                                (437)             (218)
Proceeds from exercise of stock options                                                         30                --
                                                                                         ---------         ---------

Net cash provided by financing activities                                                   19,477             6,873
                                                                                         ---------         ---------
Net increase (decrease) in cash and cash equivalents                                         4,578              (169)
Cash and cash equivalents, beginning of period                                              22,513             7,597
                                                                                         ---------         ---------

Cash and equivalents, end of period                                                      $  27,091         $   7,428
                                                                                         =========         =========
Cash paid during the year for:
  Interest on deposits                                                                   $   2,767         $   2,210
  Interest on borrowed funds                                                                 1,390             1,419
Supplemental Schedule of non-cash activities:
Net change in valuation of investment securities available for sale                            281              (139)
                                                                                         =========         =========

The accompanying notes are an integral part of these unaudited financial statements.

                     LAWRENCE SAVINGS BANK AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2001
                                   (UNAUDITED)



1.        BASIS OF PRESENTATION

          The unaudited consolidated financial statements of Lawrence Savings Bank (the "Bank") and subsidiaries presented herein should be read in conjunction with the consolidated financial statements of the Bank as of and for the year ended December 31, 2000. In the opinion of management, the unaudited financial statements reflect all adjustments necessary for a fair presentation. Interim results are not necessarily indicative of results to be expected for the entire year.


2. The following table reflects the loan portfolio at March 31, 2001 and December 31, 2000:

                                                                3/31/01                  12/31/00
                                                                -------                  --------
                                                                         (In Thousands)
Residential mortgage loans                                     $  78,085                $  77,926
Loans held for sale                                                  599                       --
Equity loans                                                      15,041                   15,997
Construction loans                                                17,114                   17,148
Commercial real estate loans                                      88,265                   87,129
Commercial loans                                                  20,051                   22,602
Consumer loans                                                     1,215                    1,243
                                                               ---------                ---------
   Total loans                                                   220,370                  222,045
Allowance for loan losses                                         (3,730)                  (3,685)
                                                               ---------                ---------
   Total loans, net                                            $ 216,640                $ 218,360
                                                               =========                =========

3. The following table reflects the components of interest bearing deposits at March 31, 2001 and December 31, 2000:

                                                                3/31/01               12/31/00
                                                                -------               --------
                                                                        (In Thousands)
NOW and Super NOW accounts                                     $ 33,154               $ 29,731
Savings accounts                                                 39,754                 38,813
Money market investment accounts                                 54,693                 51,344
Certificates of deposit                                         115,513                112,239
Retirement accounts                                              27,467                 27,198
                                                               --------               --------
   Total interest bearing deposits                             $270,581               $259,325
                                                               ========               ========

4. The following table lists the components of loan interest income for the three month periods ended March 31, 2001 and 2000:

                                                                 Three months ended
                                                            ----------------------------
                                                            3/31/01              3/31/00
                                                            -------              -------
                                                                   (In Thousands)
Residential mortgage loans                                  $1,441               $1,431
Loans held for sale                                              2                    3
Equity loans                                                   300                  242
Construction loans                                             386                  266
Commercial real estate loans                                 1,925                1,800
Commercial loans                                               445                  267
Consumer loans                                                  29                   27
                                                            ------               ------
   Total loan interest income                               $4,528               $4,036
                                                            ======               ======


5. The following table lists the components of deposit interest expense for the three month periods ended March 31, 2001 and 2000:

                                                                Three months ended
                                                            ---------------------------
                                                            3/31/01              3/31/00
                                                                   (In Thousands)
NOW and Super NOW accounts                                  $   38               $   32
Savings deposit accounts                                       189                  192
Money market investment accounts                               493                  384
Certificates of deposit                                      1,660                1,251
Retirement accounts                                            386                  352
                                                            ------               ------
   Total deposit interest expense                           $2,766               $2,211
                                                            ======               ======


6. The following table summarizes changes in the allowance for loan losses for the three month period ended March 31, 2001 and 2000.

                                                                 Three months ended
                                                            ----------------------------
                                                            3/31/01              3/31/00
                                                            -------              -------
                                                                   (In Thousands)
Beginning balance                                           $3,685               $3,381

Provision charged to operations                                 --                   --

Recoveries on loans previously charged-off                      45                   12

Loans charged-off                                               --                   --
                                                            ------               ------

Ending balance                                              $3,730               $3,393
                                                            ======               ======

ITEM 2.               MANAGEMENT'S DISCUSSION AND ANALYSIS
                           OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS



The Bank has made forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934 as amended) in this document that are subject to risks and uncertainties. Forward-looking statements include information concerning possible or assumed future results of operations of the Bank. Also, when words such as "believes," "expects," "anticipates" or similar expressions are used, forward-looking statements are being made. Stockholders should note that many factors, some of which are discussed elsewhere in this document and in the documents which we incorporate by reference, could affect the future financial results of the Bank and could cause results to differ materially from those expressed in or incorporated by reference in this document. Those factors include fluctuations in interest rates, inflation, government regulations and economic conditions and competition in the geographic and business areas in which the Bank conducts its operations.

Risk Assets

Risk assets consist of non-performing loans and other real estate owned. Non-performing loans consist of both a) loans 90 days or more past due and b) loans placed on non-accrual because full collection of the principal balance is in doubt. Other real estate owned (OREO) is comprised of foreclosed properties where the Bank has formally received title or has possession of the collateral. Properties are carried at the lower of the investment in the related loan or the estimated fair value of the property or collateral less selling costs. Fair value of such property or collateral is determined based on independent appraisals and other relevant factors. Management periodically reviews property values and makes adjustments as required. Gains from sales of properties, net operating expenses and any subsequent provisions to increase the allowance for losses on real estate acquired by foreclosure are charged to other real estate owned expenses. Losses are charged to the allowance.

Total risk assets were $39 thousand at March 31, 2001. This represents a decrease of $3 thousand from December 31, 2000.

The following table summarizes the Bank's risk assets for the past quarters:

                                                      3/31/01            12/31/00             3/31/00
                                                      -------            --------             -------
                                                                      (In thousands)
Non-performing loans                                   $ 10                $ 10                $ 10
Other real estate owned                                  29                  32                 513
                                                       ----                ----                ----
Total risk assets                                      $ 39                $ 42                $523
                                                       ====                ====                ====
Risk assets as a percent of total assets               0.01%               0.01%               0.13%
                                                       ====                ====                ====

Liquidity and Capital Resources

The Bank's primary sources of funds include collections of principal payments and prepayments on outstanding loans, increases in deposits, advances from the Federal Home Loan Bank of Boston (FHLB) and securities sold under agreements to repurchase. The Bank has a line of credit of $6.8 million with the FHLB. The Bank also has a $5 million unsecured Federal Funds line of credit.

At March 31, 2001 the Bank's stockholders' equity was $52.9 million as compared to $52.3 million at December 31, 2000. The increase during the first quarter of 2001 occurred due to net income of $0.8 million offset by $0.4 million dividends paid and an increase in market value of $0.2 million on securities available for sale. The Bank's leverage ratio at March 31, 2001 and December 31, 2000 was 11.87% and 11.71%. The Bank exceeds all regulatory minimum capital ratios requirements as defined by the FDIC.

Three Months Ended March 31, 2001 and 2000

Overview

The Bank has maintained risk assets below 1% for the past year. Lawrence Savings Bank maintains its commitment to servicing the needs of the local communities in the Merrimack Valley area of Massachusetts. The investment securities portfolio increased by $18.7 million as of March 31, 2001 from December 31, 2000 funded by deposits and borrowings. Total deposits increased by $10.4 million at March 31, 2001 to $281.0 million from $270.5 million at December 31, 2000 with the growth primarily in money market, NOW and certificate of deposit accounts.

The Bank reported net income of $0.8 million and $0.9 million for the three months ended March 31, 2001 and 2000, respectively. The decrease is primarily due to expenses associated with the establishment of a bank holding company as part of the reorganization of the bank, which were included in non-interest expense. The establishment of the holding company will require stockholder and regulatory approval. The holding company reorganization is expected to be completed at the end of the second quarter or beginning of the third quarter 2001.

Net Interest Income From Operations

Net interest income remained fairly level at $3.2 million for the quarters ended March 31, 2001 and 2000. The net interest rate spread decreased to 2.63% from 2.82%. This decrease occurred because the average rate paid on interest bearing liabilities increased to 4.83% in 2001 from 4.41% in 2000. The following table presents the components of net interest income and net interest spread:

                                                       Income/Expense                    Yield/Rate
                                                  ------------------------         ----------------------
                                                                        Quarter Ended
                                                  -------------------------------------------------------

                                                  3/31/01          3/31/00         3/31/01        3/31/00
                                                  -------          -------         -------        -------
                                                       (In Thousands)
Interest income and average yield:
  Loans                                            $4,528           $4,036           8.39%          8.25%
  Investments, mortgage-backed securities
    and other earning assets                        2,870            2,979           6.35           6.19
                                                   ------           ------
      Total                                         7,398            7,015           7.46           7.23
                                                   ------           ------           ----           ----

Interest expense and average rate paid:
  Deposits                                          2,766            2,211           4.27           3.75
  Federal Home Loan Bank advances                   1,341            1,115           6.34           5.78
  Securities sold under agreements to
    repurchase and other borrowed funds                89              452           9.67           6.03
                                                   ------           ------
      Total                                         4,196            3,778           4.83           4.41
                                                   ------           ------           ----           ----
Net interest income                                $3,202           $3,237
                                                   ======           ======

Net interest rate spread                                                             2.63%          2.82%
                                                                                     ====           ====

Interest and Dividend Income

Interest income for the first quarter of 2001 and 2000 was $7.4 million and $7.0 million, respectively. The increase of $0.4 million was due to higher average balances and higher yields on interest earning assets. The impact to interest income due to higher average balances was $0.3 million and higher yields was $0.1 million in the first quarter in 2001 from 2000.

Although the Bank had higher average balances for total interest earning assets, the Bank had lower average balances for investments. Higher average loan balances of $218.8 million versus $196.7 million for the quarters ended March 31, 2001 and 2000, respectively, resulted in a $0.5 million increase to interest income. Lower average investment balances of $183.4 million versus $193.6 million for the same quarters resulted in an $0.2 million decrease of interest income.

Yields on loans were 8.39% and 8.25% for the quarters ended March 31, 2001 and 2000, which had a minimal impact to interest income. Yields on investment securities and other earning assets were 6.35% and 6.19% for the same periods in 2001 and 2000, which resulted in a $0.1 million increase in interest income.

Interest Expense

Interest expense for the first quarter of 2001 was $4.2 million. This is an increase of $0.4 million from the same quarter of 2000. Average rates paid on interest bearing liabilities increased resulting in $0.6 million increase in interest expense and changes in average balances resulted in a decline of $0.2 million in interest expense.

Higher cost of deposits had a $0.3 million impact to interest expense while higher cost of borrowed funds also had an impact of $0.3 million. The average rate paid on deposits were 4.27% and 3.75% for the quarters ended March 31, 2001 and 2000, respectively.

Lower average balances for borrowed funds resulted in $0.5 million decrease in interest expense. Average balances of Federal Home Loan Bank advances increased to $85.8 million versus $77.6 million for the quarters ended March 31, 2001 and 2000, respectively. Other borrowed funds decreased to $3.7 million in 2001 from $30.1 million for the same quarter in 2000. Higher average deposit balances of $262.9 million versus $237.2 million resulted in an increase of interest expense of $0.3 million.

Provision and Allowance for Loan Losses

The provision for loan losses was zero for the quarters ended March 31, 2001 and 2000, respectively.

The following table shows the allowance for loan losses information:

                                                                  3/31/01     12/31/00    3/31/00
                                                                ---------   ----------   ---------
                                                                          (In thousands)
Non-performing loans                                            $     10    $      10    $     10
Allowance for loan losses                                       $  3,730    $   3,685    $  3,393
Allowance for loan losses as a
  percent of total loans                                            1.69%        1.66%       1.74%

The allowance for the loan losses balance reflects management's assessment of losses and is based on a review of the risk characteristics of the loan portfolio. The Bank considers many factors in determining the adequacy of the allowance for loan losses. Collateral value on a loan by loan basis, trends of loan delinquencies on a portfolio segment level, risk classification identified in the Bank's regular review of individual loans, and economic conditions are primary factors in establishing allowance levels. The allowance level is adequate to absorb estimated credit losses associated with loan and lease portfolio, including all binding commitments to lend and off-balance sheet credit instruments. The allowance for loan losses reflects all information available at the end of each period.



Non-Interest Income

Non-interest income remained level at $0.3 for the quarters ended March 31, 2001 and 2000, respectively. Loan servicing fees decreased slightly to $58,000 at March 31, 2001 from $82 thousand at March 31, 2000. This was offset by increases in deposit account fees and debit card fees.

Non-Interest Expense

Non-interest expense was $2.2 million and $2.1 million for the first quarter of 2001 and 2000, respectively. The slight increase in non-interest expense is due to expenses associated with the establishment of a bank holding company as part of a reorganization of the Bank.

Income Taxes

The Bank reported an income tax expense of $0.5 million for the quarters ended March 31, 2001 and 2000 representing an effective tax rate of 38.0% and 35.6%, respectively.

Item 3.   QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

          The response is incorporated herein by reference from the discussion under the subcaption "Interest Rate Sensitivity" of the caption "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" on pages 13 and 14 of the Annual Report which is incorporated herein by reference.

                           Part II - Other Information

ITEM 1.   LEGAL PROCEEDINGS

          The response is incorporated herein by reference from the discussion under the caption "CONTINGENCIES" on page 34 of the Annual Report which is incorporated herein by reference.

ITEM 2.  CHANGES IN SECURITIES AND USE OF PROCEEDS

          None.

ITEM 3.  DEFAULTS UPON SENIOR SECURITIES

          None.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

          None.

ITEM 5.  OTHER INFORMATION

          None.

ITEM 6.  EXHIBITS AND REPORTS ON FORM 8-K

          None.

                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                     LAWRENCE SAVINGS BANK AND SUBSIDIARIES








May 14, 2001                                /s/ PAUL A. MILLER
                                            -----------------------
                                            Paul A. Miller
                                            President and
                                            Chief Executive Officer







May 14, 2001                                /s/ JOHN E. SHARLAND
                                            -----------------------
                                            John E. Sharland
                                            Senior Vice President
                                            Chief Financial Officer
                                            Treasurer